Item 28(a)(2)
RiverPark Funds Trust

AMENDMENT TO THE
AGREEMENT AND DECLARATION OF TRUST

The undersigned, being a majority of the Trustees of RiverPark Funds Trust, an open-end investment management company established under Delaware law as a Delaware statutory trust under an Agreement and Declaration of Trust dated June 22, 2010 (the "Declaration of Trust"), and being authorized by Sections 5.2 and 10.4 of the Declaration of Trust to effect this amendment, do hereby amend, effective as of February 12, 2015, the Declaration of Trust as follows:

Schedule I is hereby replaced with the following:

Schedule I

Series

RiverPark Large Growth Fund

RiverPark/Wedgewood Fund

RiverPark Short Term High Yield Fund

RiverPark/Gargoyle Hedged Value Fund

RiverPark Long/Short Opportunity Fund

RiverPark Structural Alpha Fund

RiverPark Strategic Income Fund

RiverPark Focused Value Fund

IN WITNESS WHEREOF, the undersigned being all of the Trustees of the Trust have executed this Amendment as of this 12th day of February, 2015.

/s/Richard Browne	/s/ Morty Schaja
Richard Browne	Morty Schaja

/s/ Michael Cohen	/s/ Mitch Rubin
Michael Cohen	Mitch Rubin

/s/ Ira Balsam
Ira Balsam